Exhibit 10.2

PERFORMANCE STOCK AWARD AGREEMENT

UNDER THE WET SEAL, INC.

2005 STOCK INCENTIVE PLAN

THIS PERFORMANCE STOCK AWARD AGREEMENT (this “Agreement”), made as of [                    ], 2013 (the “Grant Date”), by and between The Wet Seal, Inc. (the “Company”) and [                    ] (“Participant”), evidences the grant by the Company of a performance share award consisting of shares of restricted Class A common stock, $0.10 par value per share (the “Performance Stock”) to Participant and Participant’s acceptance of the Performance Stock in accordance with the provisions of The Wet Seal, Inc. Amended and Restated 2005 Stock Incentive Plan, as amended and/or restated from time to time (the “Plan”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

The Company and the Participant agree as follows:

1. Basis for Award. The award of Performance Stock is made under the Plan pursuant to Section 10.1 thereof for service rendered to the Company by the Participant.

2. Stock Awarded.

2.1 The Company hereby awards to the Participant as of the Grant Date, in the aggregate, an award of [            (            )] shares of the Company’s Class A common stock, $0.10 par value per share (the “Common Stock”), all of which shall be subject to the conditions and restrictions set forth in the Plan and this Agreement.

2.2 (a) Shares of Performance Stock shall be evidenced by book-entry registration with the Company’s transfer agent, subject to such stop-transfer orders and other terms deemed appropriate by the Compensation Committee of the Board of Directors of the Company (the “Committee”) to reflect the restrictions applicable to such Performance Stock. Notwithstanding the foregoing, if any certificate is issued in respect of such Performance Stock at the sole discretion of the Committee, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Performance Stock, substantially in the following form:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE CLASS A COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE PERFORMANCE STOCK AWARD AGREEMENT DATED AS OF [            ], 2013, ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE WET SEAL, INC.”

(b) If a certificate is issued with respect to any Performance Stock, the Committee may require that the certificate evidencing such shares be held in custody by the

Company until the restrictions thereon shall have lapsed and that the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such Performance Stock. At the expiration of the restrictions, the Company shall instruct the transfer agent to release the shares from the restrictions applicable to such shares of Performance Stock, subject to the terms of the Plan and applicable law or, in the event that a certificate has been issued, redeliver to the Participant (or his legal representative, beneficiary or heir) share certificates for the shares deposited with it without any legend, except as otherwise provided by the Plan, this Agreement or applicable law.

(c) During the period that the Participant holds the Performance Stock, the Participant shall have the right to receive dividends on and to vote the Performance Stock while it is subject to restriction, except as otherwise provided by the Plan.

(d) If the Performance Stock is forfeited, in whole or in part, the Participant will assign, transfer and deliver any evidence of the Performance Stock to the Company and cooperate with the Company to reflect such forfeiture. By accepting the Performance Stock, the Participant acknowledges that the Company does not have an adequate remedy in damages for the breach by the Participant of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Participant issued by any court having jurisdiction.

(e) Except as provided in the Plan or this Agreement, prior to vesting as provided in Section 3 of this Agreement, the shares of Performance Stock will be forfeited by the Participant and all of the Participant’s rights to such shares of Performance Stock shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Performance Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise.

3. Vesting; Acceleration.

3.1 Initially, no shares of Performance Stock shall be eligible for time-based vesting. The number of shares of Performance Stock that become eligible for time-based vesting will be determined based upon the achievement of the following performance goals: [                    ]. Performance will be measured, and the number of shares of Performance Stock eligible to vest shall be determined, within 2  1/2 months following the end of the fiscal year that begins on [                    ] (the date of such determination, the “Determination Date”)

3.2 Any shares of Performance Stock that become eligible for time-based vesting will vest as follows: [            ].

3.3 Any shares of Performance Stock that do not become eligible for vesting on the Determination Date shall automatically be forfeited as of the Determination Date.

3.4 Except as otherwise provided herein or in any Employment Agreement or Change in Control and Severance Agreement entered into between the Company and Participant, if Participant ceases to be in Continuous Service of the Company as [            ] at any time and for any reason prior to the vesting of the Performance Stock, all unvested Performance Stock shall automatically be forfeited without the payment of any consideration to Participant upon such cessation of service.

3.5 Notwithstanding anything herein or in the Plan to the contrary the vesting of the Performance Stock is subject to acceleration as provided in, and subject to the terms and conditions of, any Employment Agreement or Change in Control and Severance Agreement entered into between the Company and Participant.

4. Company; Participant. The term “Company” as used in this Agreement with reference to service shall include the Company and its Subsidiaries, as appropriate. Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Performance Stock may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

5. Adjustments. The Performance Stock may be adjusted as provided for in Section 12 of the Plan. The Committee shall not exercise any discretion under Section 10.4 of the Plan to reduce Participant’s shares of Performance Stock hereunder.

6. Compliance with Law. Notwithstanding any of the provisions hereof, the Company will not be obligated to issue or transfer any Performance Stock to the Participant hereunder, if the issuance or transfer of such Performance Stock shall constitute a violation by Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company will take all appropriate steps, including, to the extent necessary, the filing of an appropriate registration statement at its sole expense, such that Participant may sell the Performance Stock upon the lapse of the restrictions set forth herein, subject to the Company’s insider trading policies.

7. No Right to Continued Service. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the service of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the services of or discharge the Participant at any time for any reason whatsoever, with or without cause. Except as provided herein, the Participant acknowledges and agrees that the continued vesting of the Performance Stock granted hereunder is premised upon Participant’s provision of future services with the Company and the vesting of such Performance Stock shall not accelerate upon his termination of service for any reason except as specifically provided herein or in any Employment Agreement or Change in Control and Severance Agreement entered into between the Company and Participant.

8. Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

8.1 The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. In the event of an express conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. The Participant acknowledges that there may be adverse tax consequences upon the vesting of the Performance Stock or disposition of the shares of Performance Stock once vested, and that the Participant should consult a tax adviser prior to such time.

8.2 The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company to effectuate the terms of this Agreement.

9. Taxes. The Participant agrees that, to the extent required by law, no later than the date as of which the restrictions on the Performance Stock shall lapse with respect to all or any of the Stock covered by this Agreement, the Participant shall pay to the Company (in cash, or to the extent permitted by the Committee, Stock held by the Participant for such period of time necessary, if any, to avoid adverse accounting treatment and whose Fair Market Value on the date the Performance Stock vests is equal to the amount of the Participant’s tax withholding liability) any federal, state, local income or employment taxes of any kind required by law to be withheld, if any, with respect to the Performance Stock for which the restrictions shall lapse; provided that Participant may elect to satisfy this withholding obligation by having the Company withhold from Participant the number of shares of Performance Stock having a Fair Market Value equal to the tax withholding obligation in respect of the shares of Performance Stock that vest (but no more than the minimum applicable tax withholding rates can be satisfied through the withholding of the shares).

10. Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him at his address as recorded in the records of the Company. Notwithstanding the foregoing, at such time as the Company institutes a policy for delivery of notice by e-mail, notice may be given in accordance with such policy.

11. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to its conflict of law principles.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE WET SEAL, INC.

By:	Name: Title:

PARTICIPANT

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(Signature page to Award Agreement)